Exhibit 24

Certified Resolution

Dana Eddis, Assistant Secretary of Corteva, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, do hereby certify that the following resolutions was duly adopted by the Board of Directors of the Corporation and that such resolutions have not been amended, modified or rescinded and is in full force and effect on the date hereof:

WHEREAS, the Board has determined that it is in the best interest of the Company and its shareholders to prepare, execute and file with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-8 or any amendment thereto (the “S-8 Registration Statement”) relating to the issuance and sale of shares of Common Stock pursuant to the ESPP;

NOW, THEREFORE, BE IT RESOLVED, that the Authorized Persons be, and each of them individually hereby is, authorized, in the name and on behalf of the Company, to prepare and file, or cause to be prepared and filed, with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder, the S-8 Registration Statement reserving up to an aggregate of 5,000,000 shares of Common Stock and any and all amendments to the S-8 Registration Statement, including one or more prospectuses with respect to the S-8 Registration Statement and any and all amendments thereto, which may be necessary, desirable or required by the SEC (including post-effective amendments), such S-8 Registration Statement, prospectuses and any such amendments to be in the form as the Authorized Persons or any of the Authorized Persons individually, shall approve, such approval to be conclusively evidenced by the filing thereof by such officers, and to take any and all actions that such officers shall deem necessary or advisable;

FURTHER RESOLVED, that each of the officers and directors who may be required to execute the S-8 Registration Statement be, as the case may be, and each of them individually hereby is, authorized to execute and deliver a power of attorney appointing one or more of the Authorized Persons, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the S-8 Registration Statement, as the case may be, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

FURTHER RESOLVED, that the Board hereby delegates, authorizes, and empowers each Authorized Person individually hereby, in the name and on behalf of the Company, to take any and all such further action, including non-objecting to the taking of such actions by any of the Company’s subsidiaries, and to execute and deliver all such reports, agreements, certificates, consents, instruments and documents and to prepare or cause to be prepared, execute and file or cause to be filed with any federal, state, local, foreign or other regulatory agencies any forms, reports, filings, applications or other documents, and to make all amendments to the foregoing and all expenditures and incur all expenses which each may in his discretion deem necessary, desirable or appropriate to carry out fully the foregoing resolutions and the purposes and intents thereof, and the taking of any such action or the execution by either of any of the foregoing or the payment of any such expenditures in connection with the foregoing matters shall conclusively establish authority therefor from the Company and the approval and ratification by the Company of the actions so taken, agreements or other documents so executed, the expenses or expenditures so paid; and

FURTHER RESOLVED, that the grants of authority given herein include the authority to sub-delegate, in whole or in part, provided however, that the authority to make sub-delegations shall not itself be delegated. Provided further, that the taking of any such further action or the execution or the payment of any such expenditures by such sub-delegate in the name and on behalf of the Company in connection with the exercise of such sub-delegation, shall conclusively establish authority therefor from the Company, and the approval and ratification by the relevant Company of the actions so taken, agreements or other documents so executed, the expenses or expenditures so paid.

/s/ Dana Eddis
Assistant Secretary